Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Form 10SB of Worldwide Film Funding, Inc., (the "Company") for the period ending August 15th, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),I, Gary Gordon, CEO and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Form 10SB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Form 10SB fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 8, 2003

/s/Gary Gordon
------------------------
   Gary Gordon
   CEO/CFO